UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of The New York Times Company (the “Company”) was held on May 1, 2013. At the annual meeting, the Company’s stockholders voted on three proposals and cast their votes as follows:

Proposal Number 1 — Election of directors

The stockholders (with Class A and Class B common stockholders voting separately) elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Withheld	Broker Non-Vote

(Vote results of Class A common stockholders)

Robert E. Denham	111,450,869	11,737,097	9,867,780

Joichi Ito	120,988,617	2,199,349	9,867,780

James A. Kohlberg	118,831,386	4,356,580	9,867,780

Brian P. McAndrews	120,920,763	2,267,203	9,867,780

Doreen A. Toben	119,790,071	3,397,895	9,867,780

(Vote results of Class B common stockholders)

Raul E. Cesan	777,174	5,355	11,923

Michael Golden	770,664	11,865	11,923

Steven B. Green	770,664	11,865	11,923

Carolyn D. Greenspon	770,664	11,865	11,923

David E. Liddle	777,174	5,355	11,923

Ellen R. Marram	777,174	5,355	11,923

Thomas Middelhoff	770,664	11,865	11,923

Arthur Sulzberger, Jr.	770,664	11,865	11,923

Mark Thompson	770,664	11,865	11,923

Proposal Number 2 — Advisory vote to approve executive compensation

The Class B common stockholders approved the advisory resolution on the compensation of the Company’s named executive officers. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote

767,066	13,385	2,078	11,923

Proposal Number 3 — Ratification of the selection of Ernst & Young LLP as auditors

The stockholders (with Class A and Class B common stockholders voting together) ratified the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 29, 2013. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote

132,180,494	1,580,929	88,775	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: May 1, 2013	By:	/s/ Diane Brayton
Diane Brayton Secretary and Assistant General Counsel